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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ---------------


                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                      PURSUANT TO SECTION 12(b) OR 12(g) OF
                       THE SECURITIES EXCHANGE ACT OF l934


                              TALARIAN CORPORATION
             (Exact name of registrant as specified in its charter)

                DELAWARE                                       33-0323810
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 (State of incorporation or organization)         (I.R.S. Employer Identification No.)

           333 DISTEL CIRCLE
              LOS ALTOS, CA                                      94022
-------------------------------------------                    --------
  (Address of principal executive offices)                     (Zip Code)

If this Form relates to the registration of a class           If this Form relates to the registration of a
of securities pursuant to Section 12(b) of the                class of securities pursuant to Section 12(g)
Exchange Act and is effective pursuant to General             of the Exchange Act and is effective
pursuant to Instruction A.(c), check the following            General Instruction A.(d), check the following
box. |_|                                                      box. |X|

  Securities Act registration statement file number to which this form relates:

                                    333-34694
                                    ---------

        Securities to be registered pursuant to Section 12(b) of the Act:

                                      NONE
                                      ----


        Securities to be registered pursuant to Section 12(g) of the Act:

                    COMMON STOCK, $0.001 PAR VALUE PER SHARE
                    ----------------------------------------
                                (Title of Class)

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ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

     The description of Registrant's common stock set forth under the caption "Description of Capital Stock" in Registrant's Registration Statement on Form S-1 (File No. 333-34694) as originally filed with the Securities and Exchange Commission on April 13, 2000, or as subsequently amended, and in the Prospectus included in such registration statement, is hereby incorporated by reference in response to this item.

ITEM 2. EXHIBITS.

     The following exhibits are filed herewith or incorporated herein by reference:

EXHIBIT                                                      EXHIBIT
NUMBER                                                TITLE OR DESCRIPTION
-------                                               --------------------
1.01           Form of Underwriting Agreement (incorporated by reference to Exhibit 1.01 to the Registrant's registration statement on Form S-1, File No. 333-34694 (the "Registration Statement")).

3.01           Registrant's First Amended and Restated Certificate of Incorporation as filed with the Secretary of
               State of Delaware on May 26, 2000 (incorporated by reference to Exhibit 3.03  to the Registration
               Statement).

3.02           Registrant's Certificate of Designation of Preferred Stock as filed with the Secretary of
               State of Delaware on May 31, 2000 (incorporated by reference to Exhibit 3.06 to the Registration
               Statement).

3.03           Form of Registrant's Certificate of Retirement of preferred stock to be effective after the closing of the offering (incorporated by reference to Exhibit 3.07 to the Registration Statement).

3.04           Form of Registrant's Second Amended and Restated Certificate of Incorporation to be effective after the closing of the offering (incorporated by reference to Exhibit 3.04 to the Registration
               Statement).

3.05           Registrant's Bylaws as adopted April 3, 2000 and amended May 12, 2000 (incorporated by reference to Exhibit 3.05 to the Registration Statement).

4.01           Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.01 to the Registration
               Statement).

4.02           Amended and Restated Investors Rights Agreement dated February 3, 2000, as amended March 10, 2000 between Registrant and certain stockholders and warrant holders named therein (incorporated by reference to Exhibit 4.02 to the Registration Statement).

99.01          The description of Registrant's common stock set forth under the caption "Description of Capital
               Stock" in the Prospectus included in Registrant's Registration Statement.

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

                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  July 13, 2000                  TALARIAN CORPORATION



                                       By: /s/ PAUL A. LARSON
                                          -------------------------------------
                                          Paul A. Larson
                                          President and Chief Executive Officer


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                                INDEX TO EXHIBITS

EXHIBIT                                                      EXHIBIT
NUMBER                                                TITLE OR DESCRIPTION
-------                                               --------------------
1.01           Form of Underwriting Agreement (incorporated by reference to Exhibit 1.01 to the Registrant's registration statement on Form S-1, File No. 333-34694 (the "Registration Statement")).

3.01           Registrant's First Amended and Restated Certificate of Incorporation as filed with the
               Secretary of State of Delaware on filed May 26, 2000 (incorporated by reference to Exhibit 3.03 to the Registration Statement).

3.02           Registrant's Certificate of Designation of Preferred Stock as filed with the Secretary of
               State of Delaware on May 31, 2000 (incorporated by reference to Exhibit 3.06 to the Registration
               Statement).

3.03           Form of Registrant's Certificate of Retirement of preferred stock to be effective after the closing of the offering (incorporated by reference to Exhibit 3.07 to the Registration Statement).

3.04           Form of Registrant's Second Amended and Restated Certificate of Incorporation to be effective after the closing of the offering (incorporated by reference to Exhibit 3.04 to the Registration
               Statement).

3.05           Registrant's Bylaws as adopted April 3, 2000 and amended May 12, 2000 (incorporated by reference to Exhibit 3.05 to the Registration Statement).

4.01           Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.01 to the Registration
               Statement).

4.02           Amended and Restated Investors Rights Agreement dated February 3, 2000, as amended March 10, 2000 between Registrant and certain stockholders and warrant holders named therein (incorporated by reference to Exhibit 4.02 to the Registration Statement).

99.01          The description of Registrant's common stock set forth under the caption "Description of Capital
               Stock" in the Prospectus included in Registrant's Registration Statement.

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